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                                   APPENDIX A
                                       TO
                            THE CUSTODIAN AGREEMENT
                                    BETWEEN
                         BROWN BROTHERS HARRIMAN & CO.
                                      and
                            HOTCHKIS AND WILEY FUNDS
                             Dated as of 7/16/2004

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 10/10/2001 "the Agreement":

                     HOTCHKIS AND WILEY ALL CAP VALUE FUND
                       HOTCHKIS AND WILEY CORE VALUE FUND
                    HOTCHKIS AND WILEY LARGE CAP VALUE FUND
                        HOTCHKIS AND WILEY MID-CAP FUND
                       HOTCHKIS AND WILEY SMALL CAP FUND

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX A to be executed in its name and on behalf of each such Fund/Portfolio.

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HOTCHKIS AND WILEY FUNDS                  BROWN BROTHERS HARRIMAN & CO
BY:      /s/ NANCY D. CELICK              BY:      /s/ JAMES R. KENT
NAME:    Nancy D. Celick                  NAME:    James R. Kent
TITLE:   President                        TITLE:   Managing Director
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